EXHIBIT (h.1)

                     Transfer Agency and Services Agreement

                                    AMENDMENT

           THIS AMENDMENT, dated as of this 1st day of January, 2001 is made to the various terms of the Agreements (the "Agreement[s]") described in Schedule 1 of this Amendment between each of the Funds executing this Amendment (hereafter individually and collectively referred to as the "Fund" or the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. (n/k/a PFPC Inc.)("PFPC").

                                   WITNESSETH

         WHEREAS, the Fund and PFPC desire to amend the Agreement[s].

         NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement[s] shall be amended as follows:

1. All references in the Agreement[s] to "First Data Investor Services Group, Inc." and "FDISG" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2.       The Transfer Agency and Services Agreement[s].

         (a) Article 13.1 Term and Termination is modified by deleting from the first sentence thereof the phrase " for a period of five
                  (5) years" and inserting in its place the phrase "in effect through December 31, 2003".

         (b) Schedule C "FEE SCHEDULE" is hereby deleted and replaced with the attached revised Schedule C.

         (c) Schedule D "OUT-OF-POCKET EXPENSES" is hereby deleted in its entirety and replaced with the attached revised Schedule D.

         (d) Exhibit 1 "Sit Mutual Funds, Inc. List of Portfolios" is hereby deleted in its entirety and replaced with the attached revised Exhibit 1.

3.       Software and Support Agreement.

         (a) The Agreement is hereby amended by deleting the phrase "4600 Norwest Center" from the third sentence of the Agreement and inserting in its place the phrase "Suite 4600, 90 South Seventh Street".

         (b) Article 2.1 Initial Term and Renewal is modified by deleting from the first sentence thereof the phrase "in force for thirty-six (36) months" and inserting in its place the phrase "in effect through December 31, 2003".

         (c) Exhibit C "Prices and Payment Software Fees" is hereby deleted in its entirety and replaced with the attached Exhibit C.

         (d) Schedule 1 "Sit Mutual Funds, Inc. List of Funds" is hereby deleted in its entirety and replaced with the attached revised
                  Schedule 1.

4.       Disaster Backup Services Agreement.

         (a) Article 8.1 Term is hereby amended by deleting the phrase "for a period of (5) five years" and inserting in its place "in effect through December 31, 2003".

         (b) Article 12 Notice is hereby amended by deleting and revising the address of the Company to read as follows:

                         "Sit Mutual Funds
                         Suite 4600
                         90 South Seventh Street
                         Minneapolis, MN 55402-4130
                         Attention: Mr. Eugene C. Sit"

5.       Print/Mail Services Agreement.

         (a) The Agreement is hereby amended by deleting the phrase "4600 Norwest Center" from the third sentence of the Agreement and inserting in its place the phrase "Suite 4600, 90 South Seventh Street".

         (b) Section 6(a) Term and Termination is hereby amended by deleting the phrase "for a period of three years" and inserting in its place "in effect through December 31, 2003".

         (c) Section 15 Notices is hereby amended by deleting and revising the address of the Company to read as follows:

                         "Sit Mutual Funds
                         Suite 4600
                         90 South Seventh Street
                         Minneapolis, MN 55402-4130
                         Attention: Mr. Eugene C. Sit"

         (d) Schedule D "PRICING" is hereby deleted and replaced with the attached Schedule D.

         (e) Exhibit 1 "Sit Mutual Funds, Inc. List of Funds" is hereby deleted in its entirety and replaced with the attached revised
                  Exhibit 1.

         The Agreement[s], as amended by this Amendment, ("Modified Agreement[s]") constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement[s] supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PFPC INC.                                   SIT LARGE CAP GROWTH FUND, INC.
(f/k/a First Data Investor Services Group)

By: /s/ Michael Denofrio                    By: /s/ Shelley H. Shutes
    ---------------------------------           --------------------------------

Title: Executive Vice President             Title: Vice President
       ------------------------------              -----------------------------

SIT MID CAP GROWTH FUND, INC.               SIT MONEY MARKET FUND, INC.

By: /s/ Shelley H. Shutes                   By: /s/ Shelley H. Shutes
    ---------------------------------           --------------------------------

Title: Vice President                       Title: Vice President
       ------------------------------              -----------------------------



SIT MUTUAL FUNDS, INC.                      SIT MUTUAL FUNDS II, INC.

By: /s/ Shelley H. Shutes                   By: /s/ Shelley H. Shutes
    ---------------------------------           --------------------------------

Title: Vice President                       Title: Vice President
       ------------------------------              -----------------------------



SIT U.S. GOVERNMENT SECURITIES
FUND, INC.

By: /s/ Shelley H. Shutes                   By: /s/ Shelley H. Shutes
    ---------------------------------           --------------------------------

Title: Vice President                       Title: Vice President
       ------------------------------              -----------------------------

                                   Schedule 1

        Transfer Agency and Services Agreement[s] dated December 31, 1995
             Software and Support Agreement dated December 31, 1995
              Disaster Backup Services Agreement dated June 1, 1997
              Print/Mail Services Agreement dated December 31, 1995

                                    EXHIBIT C

                 To the Software and Support Services Agreement

                               PRICES AND PAYMENT

                                  SOFTWARE FEES

                              Revised as of 1/1/01

1. General

         1.1 PFPC shall charge a service fee equal to the lesser of (i) one and one half percent (1-1/2%) per month or (ii) the highest interest rate legally permitted on any unpaid amounts, unless such amounts are ultimately determined not due in accordance with the Payment Dispute Procedure. Client shall also reimburse PFPC for all reasonable expense to collect delinquent amounts, including reasonable attorneys' fees and court costs.

         1.2 PFPC shall charge Client for all travel and living expenses. Client shall pay PFPC monthly for any expenses which PFPC incurs for forms, postage, package delivery and other similar items, while performing services under the Agreement. Client shall also pay amounts arising from, among other events, changes and upgrades to Equipment and Third Party Software, and costs associated with reproducing Third Party Vendor documentation.

         1.3 PFPC may adjust any annual or monthly fees (a) once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All Items (unadjusted) - (1982-84 = 100), published by the U.S. Department of Labor since the last such adjustment in Client's monthly fees (or the Effective Date absent a prior such adjustment); and (b) by any price increase from Third Party Vendors or PFPC's suppliers of other product or service, effective on the date of the suppliers' price increase.

2. Software Fees

         Software Fee:   $10,000.00 per year

         Software Fee shall be paid as follows:

                         $833.00 total per month for 12 months

3. Support Fees

         Support Fee:    $650 per workstation per year

         Support Fee shall be paid as follows:

                         $541.66 total per month for 12 months for 10 workstations

                                   Schedule C
                To The Transfer Agency and Services Agreement[s]
                                  FEE SCHEDULE
                                  ------------
                              Revised As of 1/1/01

1.       STANDARD TRANSFER AGENCY SERVICES

         a) ANNUAL ACCOUNT FEES:

         The following fees will be calculated and payable monthly:

         Active account                 $15.75  per fund position per annum
         Inactive account               $ 2.50  per fund position per annum

         Fees are billed monthly based on 1/12th of the annual fee. An inactive account is defined as having a zero balance during the entire month with no dividend payable. Inactive accounts are purged annually.

         b) MONTHLY MINIMUM FEE:

         $ 2,000 per month, per cusip, excluding out-of-pocket expenses and transaction charges.

         c) TRANSACTION CHARGES:

         Retirement Plan processing:    $15.00 per fund position, per annum*
                                        $15.00 per distribution, per closed
                                        account*
                         *May be charged to the shareholder or paid by the fund.

         d) SHAREHOLDER EXPENSES (WHICH MAY BE INCURRED BY THE FUND): Billed as incurred

         Shareholder expenses include but are not limited to: exchange fees between funds; request for account transcript; returned checks; lost certificate bonding; overnight delivery as requested by the shareholder; wire fee for disbursement if requested by the shareholder, etc.

         e) MISCELLANEOUS CHARGES (WHICH MAY BE INCURRED BY THE FUND): Billed as incurred

         The Fund shall be charged for the following products and services as applicable, ad hoc reports, ad hoc SQL time, banking services, COLD storage, digital recording, microfiche/microfilm production, magnetic media tapes and freight, and pre-printed stock, including business forms, certificates, envelopes, checks and stationary. In addition, consolidated statement, audio response and development/programming costs will be quoted upon occurrence.

2.       IMPRESSNET (RETAIL VERSION):
         a)  ANNUAL RECURRING FEE:

        ----------------------------------------------------------------------
                           NUMBER OF ACCOUNTS *                   ANNUAL FEE
        ----------------------------------------------------------------------
               Less than 20,000 Accounts                            $10,500
        ----------------------------------------------------------------------
               Between 20,001 and 50,000 Accounts                   $14,000
        ----------------------------------------------------------------------
               Between 50,001 and 100,000 Accounts                  $17,500
        ----------------------------------------------------------------------
               Between 100,001 and 500,000 Accounts                 $21,000
        ----------------------------------------------------------------------
               Between 500,001 and 1,000,000 Accounts               $28,000
        ----------------------------------------------------------------------
               Over 1,000,000 Accounts                              $35,000
        ----------------------------------------------------------------------

         b) INQUIRY AND TRANSACTION FEES:

         The fee for an Account Inquiry is $0.10 per occurrence. For an Account Transaction, the fee is $0.50 per occurrence. These fees are tracked and billed monthly. Inquiry and transaction fees are subject to the following monthly minimums:

         MONTHLY MINIMUMS:

         -----------------------------------------------------------------------
                                                                    TRANSACTION
                     NUMBER OF ACCOUNTS *          INQUIRY MINIMUM    MINIMUM
         -----------------------------------------------------------------------
         Less than 20,000 Accounts                     $1,200         $120
         -----------------------------------------------------------------------
         Between 20,001 and 50,000 Accounts            $1,600         $160
         -----------------------------------------------------------------------
         Between 50,001 and 100,000 Accounts           $2,000         $200
         -----------------------------------------------------------------------
         Between 100,001 and 500,000 Accounts          $2,600         $260
         -----------------------------------------------------------------------
         Between 500,001 and 1,000,000 Accounts        $3,200         $320
         -----------------------------------------------------------------------
         Over 1,000,000 Accounts                       $4,000         $400
         -----------------------------------------------------------------------

         * Counted at implementation and then at each subsequent anniversary date from the date of implementation. Annual Fee and Monthly Minimums will be adjusted accordingly.

         c) ANNUAL HARDWARE MAINTENANCE FEE: $20,000 PER YEAR

         d) IMPRESS-NET.COM (BACK OFFICE):  $0.05 PER CLICK

         e) OTHER FEES: CUSTOMIZATION FEE:  $150 PER HOUR

3.       DAZL SERVICES

         MONTHLY MAINTENANCE FEE:                             $1,000.00
         Includes client and broker dealer access to DAZL Support Group.

         DAZL BASE TRANSMISSION FEE/RECORD:
         Price records                                        $0.015
         Other records                                        $0.030
         (security, distribution, account master, transaction, position)

         DAZL DIRECT/INTERACTIVE/TRUST/401K/ICI/MGT. CO LEVEL FEE/RECORD:
         Price records                                        $0.01
         Other records                                        $0.01
         (security, distribution, account master, transaction, position)

         ENHANCEMENT FEE:  $125.00/hour

4.       NSCC:

         *   $0.15 per transaction
         *   $0.10 per same day trade

5.       TRAINING:

         *   $125 per hour per resource
         *   Travel & Entertainment is not included in hourly rate

6.       VOICE RESPONSE UNIT:

         *   $500 per month maintenance fee
         *   $0.23 per minute
         *   $0.10 per call

         Customization is available at $150.00 per hour.

7.       FUNDED/DEDICATED TEAM/ADHOCS:

         *   Funded team is $150 per hour
         * Dedicated team is $150,000 per programmer; $100,000 per BSA, and/or $80,000 per tester per year PLUS all merit increases, including bonuses
         *   Adhocs are $150 per hour

8.       COST BASIS ACCOUNTING:

         $0.15 per eligible account per month

9.       GENERAL:

a) PFPC may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any unpaid amounts, unless such amounts are ultimately determined not due in accordance with the Payment Dispute Procedure. The Fund shall also reimburse PFPC for all reasonable expenses to collect delinquent amounts, including reasonable attorneys' fees and court costs.

b) PFPC may adjust the fees described herein once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CIP-U) U.S. City Average, All Items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in Client's monthly fees (or the effective date absent a prior such adjustment).

                                   Schedule D
                To The Transfer Agency and Services Agreement[s]
                             OUT-OF-POCKET-EXPENSES


Out-of-Pocket Expenses will be billed as incurred and include, but are not limited to, postage (direct pass through to the Fund), telephone and telecommunication costs (including all lease, maintenance and line costs), proxy solicitations (including mailings and tabulations), shipping, certified and overnight mail (including related insurance), terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines, duplicating services, distribution and redemption check issuance, courier services, Federal Reserve charges for check clearance, overtime (as approved by the Fund), temporary staff (as approved by the Fund), travel and entertainment (as approved by the Fund), record retention (including retrieval and destruction costs, exit fees charged by third party record keeping vendors), third party audit reviews, insurance.

The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PFPC. In addition, the Fund will promptly reimburse PFPC for any other unscheduled expenses incurred by PFPC whenever the Fund and PFPC mutually agree that such expenses are not otherwise properly borne by PFPC as part of its duties and obligations under the Agreement.

                                   Schedule D
                      To the Print/Mail Services Agreement
                                     Pricing

1.       PRINT/MAIL SERVICES:

         TESTING APPLICATION OR DATA REQUIREMENTS:  $3.00 / fax to client or
                                                    Record Keeper

         WORK ORDER:  $15.00 per work order

         DAILY WORK (CONFIRMS):

                HAND: $71.00/K with $75.00 minimum (includes 1 insert) $0.07/each additional insert

                MACHINE: $42.00/K with $50.00 minimum (includes 1 insert)
                         $0.01/each additional insert

         DAILY CHECKS:

                HAND: $91.00/K with $100.00 minimum daily (includes 1 insert) $0.08/each additional insert

                MACHINE: $52.00/K with $75.00 minimum (includes 1 insert)
                         $0.01/each additional insert

                * There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:

                HAND: $78.00/K with $75.00 minimum (includes 1 insert) $0.08/each additional insert
                         $125.00/K for intelligent inserting

                MACHINE: $52.00/K with $75.00 minimum (includes 1 insert)
                         $0.01 each additional insert
                         $58.00/K for intelligent inserting

         PERIODIC CHECKS:

                HAND: $91.00/K with $100.00 minimum (includes 1 insert) $0.08/each additional insert

                MACHINE: $52.00/K with $100.00 minimum (includes 1 insert)
                         $0.01/each additional insert

         12B1/DEALER COMMISSION CHECKS/STATEMENTS:  $0.78/each envelope with
                                                    $100.00 minimum

         SPAC REPORTS/GROUP STATEMENTS:  $78.00/K with $75.00 minimum

         LISTBILLS:  $0.78 per envelope with $75.00 minimum

         PRINTING CHARGES:   $0.07 per confirm/statement/page
                             $0.10 per check

         FOLDING (MACHINE):  $18.00/K

         OFFLINE METERING:   $10.00/K

         FOLDING (HAND):     $.12 each

         PRESORT CHARGE:     $0.035 per piece

         COURIER CHARGE:     $15.00 for each on call courier trip/or actual cost
                             for on demand

         OVERNIGHT CHARGE:   $3.50 per package service charge plus Federal
                             Express/Airborne charge

         INVENTORY STORAGE:  $25.00 for each inventory location as of the 15th of the month

         INVENTORY RECEIPT:  $20.00 for each SKU/Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC.: $24.00 per hour

         SPECIAL PULLS:  $2.50 per account pull

         BOXES/ENVELOPES:  Shipping boxes        $0.85 each
                           Oversized Envelopes   $0.45 each


         FORMS DEVELOPMENT/PROGRAMMING FEE:  $150.00/hr

         SYSTEMS TESTING:  $110.00/hr

         CUTTING CHARGES:  $10.00/K

2.       GENERAL:

         a) PFPC may charge a service fee equal to the lesser of (i) one and one half percent (1 1/2%) per month or (ii) the highest interest rate legally permitted on any unpaid amounts, unless such amounts are ultimately determined not due in accordance with the Payment Dispute Procedure. The Fund shall also reimburse PFPC for all reasonable expenses to collect delinquent amounts, including reasonable attorneys' fees and court costs.

         b) PFPC may adjust the fees described herein once per calendar year, upon thirty (30) days prior written notice, in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CIP-U) U.S. City Average, All Items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in Client's monthly fees (or the effective date absent a prior such adjustment).

                                    Exhibit 1

        To Transfer Agency and Services Agreement dated December 31, 1995

Sit Mutual Funds, Inc.


LIST OF PORTFOLIOS

Dated as of December 15, 2000


                    Sit International Growth Fund (series A)
                          Sit Balanced Fund (series B)
                  Sit Developing Markets Growth Fund (series C)
                      Sit Small Cap Growth Fund (series D)
                Sit Science and Technology Growth Fund (series E)

                                   Schedule 1

            To Software and Support Agreement dated December 31, 1995


Sit Mutual Funds - List of Funds

Dated as of December 15, 2000

         Sit Mid Cap Growth Fund, Inc.
         Sit Large Cap Growth Fund, Inc.
         Sit U.S. Government Securities Fund, Inc.
         Sit Money Market Fund, Inc.
         Sit Mutual Funds, Inc.
                  Comprised of:
                  Sit International Growth Fund (series A)
                  Sit Balanced Fund (series B)
                  Sit Developing Markets Growth Fund (series C)
                  Sit Small Cap Growth Fund (series D)
                  Sit Science and Technology Growth Fund (series E) Sit Mutual Funds II, Inc.
                  Comprised of:
                  Sit Tax-Free Income Fund (series A)
                  Sit Minnesota Tax-Free Income Fund (series B)
                  Sit Bond Fund (series C)

                                    Exhibit 1

            To Print/Mail Services Agreement dated December 31, 1995


Sit Mutual Funds - List of Funds

Dated as of December 15, 2000

         Sit Mid Cap Growth Fund, Inc.
         Sit Large Cap Growth Fund, Inc.
         Sit U.S. Government Securities Fund, Inc.
         Sit Money Market Fund, Inc.
         Sit Mutual Funds, Inc.
                  Comprised of:
                  Sit International Growth Fund (series A)
                  Sit Balanced Fund (series B)
                  Sit Developing Markets Growth Fund (series C)
                  Sit Small Cap Growth Fund (series D)
                  Sit Science and Technology Growth Fund (series E) Sit Mutual Funds II, Inc.
                  Comprised of:
                  Sit Tax-Free Income Fund (series A)
                  Sit Minnesota Tax-Free Income Fund (series B)
                  Sit Bond Fund (series C)